UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2018

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	Zip Code

(832) 308-4000

(Registrant’s telephone number, including area code)

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2018, the Board of Directors (the “Board”) of Cardtronics plc (the “Company”) increased its size to ten (10) directors and appointed Warren C. Jenson and Douglas L. Braunstein to the Board for an initial term ending at the Company’s annual general meeting in 2019 and 2020, respectively.  Mr. Braunstein will serve as a Class I director and as a member of the Finance and Compensation Committees.  Mr. Jenson will serve as a Class III director and as a member of each of the Audit and Nominating & Governance Committees.

Mr. Braunstein currently serves as Managing Partner and Co-Founder of Hudson Executive Capital LP (“HEC”), which is the Company’s largest shareholder and owns approximately 17.5% of the Company’s common stock. Prior to founding HEC, Mr. Braunstein served in several senior leadership roles at JPMorgan Chase & Co., including as Chief Financial Officer and Vice Chairman, as well as head of JP Morgan’s investment banking business. Mr. Braunstein currently serves as a director at Eagle Pharmaceuticals, Inc. and Corindus Vascular Robotics, Inc.

Mr. Jenson currently serves as Chief Financial Officer & Executive Vice President of Acxiom and as President of Acxiom International since 2012. He has held numerous other public and private company CFO roles including at Silver Spring Networks Inc., Electronic Arts Inc., NBC, Amazon.com and Delta Air Lines. Mr. Jenson also brings public company board experience having previously served as a director of DigitalGlobe, Inc. from 2008 to 2017.

Mr. Braunstein and Mr. Jenson will receive compensation commensurate with the other non-employee directors and based on their committee service, which will be prorated for the remainder of 2018.  The Company’s director compensation program is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2018.

In connection with the appointments of Mr. Braunstein and Mr. Jenson to the Board and the Committees on which they will serve, the Board determined that Tim Arnoult will no longer serve on the Finance Committee and that Mark Rossi will no longer serve on the Audit Committee as of the date Mr. Braunstein and Mr. Jenson join the Board.

A copy of the press release announcing the appointments of Douglas L. Braunstein and Warren C. Jenson is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release dated June 21, 2018

EXHBIT INDEX

Exhibit Number	Description of the Exhibit

99.1	Press release dated June 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ Gary W. Ferrera
Gary W. Ferrera
Chief Financial Officer
June 21, 2018